EXHIBIT 35.1

SERVICER COMPLIANCE STATEMENT

Re: Daimler Truck Financial Services USA LLC, as servicer (the “Servicer”) under the Sale and Servicing Agreement, dated as of March 1, 2020, among the Daimler Trucks Retail Trust 2020-1, as issuer, Daimler Trucks Retail Receivables LLC (as successor to Daimler Retail Receivables LLC), as depositor, Mercedes-Benz Financial Services USA LLC, as seller, and Daimler Truck Financial Services USA LLC (as successor to Mercedes-Benz Financial Services USA LLC) as servicer (the “Servicing Agreement”), for the period from December 1, 2021, to December 31, 2021 (the “Reporting Period”).

I, Gianni P. Gatto, certify that:

(a)	A review of the Servicer’s activities during the Reporting Period and of its performance under the Servicing Agreement has been made under my supervision.

(b)	To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Servicing Agreement in all material respects throughout the Reporting Period.

Dated: March 17, 2022

/s/ Gianni P. Gatto
Name: Gianni P. Gatto
Title: Head of Finance and Controlling